LEASE

FROM

TOWNSEND ROCKLlN, LLC

LANDLORD

TO

ACE HARDWARE CORPORATION

TENANT

PREMISES: A portion of 3301 Industrial Avenue
                       Rocklin, CA

DATED: June 30, 2000

LEASE

          THIS LEASE made this 30th day of June, 2000 between TOWNSEND ROCKLIN, LLC ("Landlord"), a Delaware limited liability company, and ACE HARDWARE CORPORATION ("Tenant"), a Delaware corporation.

W I T N E S S E T H:

 1. Premises. Landlord leases to Tenant approximately 75,000 rentable square feet (the "Premises"), as outlined on the plan attached as Exhibit "A " (the "Plan") located in the warehouse building designated "Warehouse" on the Plan (the "Building") on the land described in Exhibit "B" attached hereto located at 3301 Industrial Avenue, Rocklin, California (the "Land"). The Building and Land are collectively referred to herein as the "Property."

2. Term. The term ("Term") of this Lease shall commence upon full execution and delivery of this Lease (the "Commencement Date") and end on the last day of the twenty-fourth (24th) full calendar month following the Commencement Date, unless earlier terminated or extended in accordance with this Lease. Landlord and Tenant agree, that within ten (10) days of written demand of the other, to execute a declaration certifying the Commencement Date and termination date of the Term as soon as the Commencement Date has been determined.

3. Rent.    (a) Tenant shall pay to Landlord fixed rent ("Fixed Rent") in advance in monthly installments on the first day of each month, without prior notice, demand, deduction, offset or counterclaim, according to the following rent schedule:

Months	Annual Fixed Rent	Monthly Fixed Rent	Per Rentable Square Foot Per Annum
Commencement Date - 6	N/A	$14,500.00*	$3.48
7 - 12	N/A	$21,750.00	$3.48
13 - 24	$270,000.00	$22,500.00	$3.60
* Calculated based on 50,000 rentable square feet.

Tenant shall also pay all other sums of money that shall become due from Tenant under this Lease other than Fixed Rent (" Additional Rent"). As used in this Lease, "Rent" shall mean Fixed Rent and Additional Rent. Rent for any month's partial occupancy shall be prorated.

(b)      If Landlord does not receive any payment of Rent within five (5) days after the due date, Tenant shall pay Landlord a late charge equal to five (5%) percent of the overdue amount, which charge Landlord and Tenant agree represents a fair and reasonable estimate of the cots Landlord will incur by reason of late payment. Landlord's acceptance of the late charge shall in no event constitute a waiver of Tenant's default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies granted under, this Lease and/or applicable law.

4. Tenant's Improvements and Possession. (a) Landlord shall deliver possession of the Premises to Tenant " AS IS"; provided, however. Landlord shall cause those improvements described on Exhibit "C-1" attached hereto and by this reference incorporated herein ("Landlord Improvements") to be made to the Building and the Premises prior to the Commencement Date or within a reasonable amount of time thereafter, but in no event later than the date any other tenant occupies the northern side of the Building as partitioned by the existing demising wall. If Landlord, for any reason beyond its control, cannot deliver possession of the Premises as required under this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; provided, however, that in such event the Commencement Date shall be deferred to the date that possession of the Premises is delivered to Tenant. Tenant shall, at its sole cost and expense, construct its own tenant improvements (the "Tenant Improvements"), if any, in the Premises pursuant to Exhibit "C-2" attached hereto and by this reference incorporated herein. The Tenant Improvements, if any, shall be completed in a first class and workmanlike manner, in compliance with all certificates, permits, and required approvals, applicable laws, statutes, ordinances, orders, codes, roles and regulations of all federal, state, county, city and local departments and agencies, including, without limitation, the Americans with Disabilities Act of 1990 (as amended) (collectively, the "Legal Requirements") and free of all construction liens and claims. All materials used by Tenant shall be new and of first class quality. Tenant shall submit all plans for the Tenant Improvements to Landlord for Landlord's review and approval. Tenant shall be responsible for obtaining all certificates of occupancy for the Premises.

(b)    By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and satisfactory order, condition and repair for the use intended under this Lease. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair (subject to Landlord's maintenance obligations contained in this Lease). Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof except as otherwise expressly provided herein or agreed upon in writing by Landlord, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises; the Building or the Property except as specifically herein set forth in writing.

5. Use .

(a)  The Premises shall be used and occupied by Tenant during the entire Term hereof subject to the other terms and conditions of this Lease for the warehousing and distribution of hardware and related products and paint products and related uses incident thereto (the "Permitted Use") and for no other purpose. Landlord acknowledges that Tenant, in the regular course of its business, receives, stores and distributes various hazardous materials and Tenant's storage of same on the Premises shall not be deemed a violation of this Lease, provided Tenant, at all times, complies with all Legal Requirements and Environmental Provisions (hereinafter defined).

(b)  Tenant further agrees that in the use and occupation of the Premises and m the prosecution or conduct of its business therein, Tenant will comply with all requirements of all laws, ordinances, orders and regulations of the federal, state, county and municipal authorities now in force , or which hereinafter may be in force, and with any direction or certificate of occupancy issued pursuant to any law by any public officer or officers. Tenant covenants and agrees that it will not use or permit to be used any pan of tile Premises for any dangerous, noxious or offensive trade or business, will not cause or maintain any nuisance in, at or on the Premises, and the land upon which it is situated, and will not use the Premises in any fashion so as to make void or voidable any insurance then in force with respect to the Premises, or render it impossible to obtain fire or other insurance thereon required to be furnished by Landlord or Tenant under this Lease.

(c)  Tenant shall use and occupy the Premises in a careful, safe and proper manner and shall keep the Premises in a clean and safe condition in accordance with this Lease and Ioca1 ordinances and the lawful directions of proper public officers. Tenant shall not use or permit the Premises to be used for any disreputable or immoral purpose.

(d)  Tenant shall not obstruct the common areas and shall refrain from committing any act or thing upon the Premises or the common areas which disturbs the quiet enjoyment of any other tenant or occupant of the Building or Land.

(e)  Tenant shall comply with any and all rules and regulations now or hereafter adopted by Landlord provided that such rules and regulations are of general applicability to all tenants of the Property and shall not materially interfere with the permitted uses hereunder.

6. Compliance with Legal Requirements. Tenant shall comply with all Legal Requirements that pertain to the, particular manner in which Tenant uses the Premises. Subject to Exhibit C-l, Tenant shall, at Tenant's sole expense, be responsible to ensure that the existing sprinkler and fire system satisfies local building code for Tenant's proposed use of the Premises. Landlord shall comply with all other Legal Requirements, including legally required repairs and alterations not triggered by the Tenant Improvements or due to Tenant's particular use of the Premises.

7. Environmental Compliance

               (a)   Tenant shall promptly comply with all Legal Requirements applicable to said Premises for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Premises during the Term of this Lease; and shall also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters for the-prevention of fires, at the Tenant's own cost and expense. Provided specifically that it shall be Tenant's sole responsibility to comply with any and all present and future environmental statutes and any regulations promulgated thereunder (hereinafter collectively referred to as "Environmental Provisions"), which apply to the Premises as a result of the existence of this Lease, its termination or expiration or which apply to the property upon which the Premises is located as a consequence of Tenant's use thereof or any environmental condition developing or coming into existence, during the Term of this Lease, on the Premises or Land if caused by Tenant, Tenant's employees, contractors, invitees, agents or others for whom Tenant is legally responsible. This responsibility shall include, but not be limited to, the submission of all information required thereunder by any governmental authority and development and implementation of any cleanup plan required because of any spill or discharge of a hazardous substance or waste on the Premises which occurs during the Term of this Lease including, without limitation, the leakage of gasoline or other substances from any tanks or other vessels used for the storage thereof which are placed upon under the Premises by, for or at the request of Tenant. Tenant agrees to indemnify and hold Landlord, its successors and assigns, completely harmless with respect to all direct damages, indirect damages, consequential and incidental damages, costs, liability or potential liability, whether statutory or otherwise, in connection with any environmental condition occurring at the Premises during the Term of this Lease if caused by Tenant or Tenant's agents, employees, officers, invitees or contractors, or others for whom Tenant is legally responsible. Tenant's indemnification shall include all costs, fines, penalties, cleanup costs, consultants' fees, experts' fees, attorneys' fees and any other reasonable expenses incurred by Landlord. In the event that Tenant's obligations with respect to its duty to comply with the requirements of any Environmental Provision as it applies to the Premises are not fully and completely discharged as of the expiration or effective date of termination of this Lease, Landlord shall have the right to terminate this Lease and hold Tenant financially responsible for the cost of discharging Tenant's obligations hereunder.

               (b)  Notwithstanding any other provision of this Lease to the contrary, Tenant shall not, without the prior written consent of Landlord, install any underground or above ground tanks or other vessels for the purpose of storing gasoline or similar substances on or about the Premises.

               (c)  Tenant acknowledges that Section 25359.7 of the California Health & Safety Code requires a tenant of nonresidential property who knows or has reason to know that a material amount of a hazardous substance has been released on or beneath its premises to promptly notify the landlord. Failure to provide such notice to Landlord shall constitute a material default under this Lease. Tenant shall promptly advise Landlord in writing of, and provide Landlord with a copy of: (i) any notices of violation or potential or alleged violation of any Environmenta1 Provision which are received by Tenant with respect to the Premises or the Building from any governmental agency; (ii) any and all inquiry, investigation, enforcement, a clean-up, removal or other governmental or regulatory actions instituted or threatened, notice of which is received by Tenant, relating to the Premises, Building or Land; and (iii) all claims made or threatened by any third party against Tenant with respect to the Premises, Building or Land relating to any hazardous substances.

               (d)   The parties hereby acknowledge and agree tl1at the provisions of this Paragraph 7 shall survive the termination or expiration of this Lease and shall remain enforceable in accordance with the terms hereof.

8. Repairs and Maintenance

               (a)  During the Term, Landlord shall, at its sole expense, perform diligently, promptly and in a good and workmanlike manner all maintenance, repairs and replacements to (i) the structural components of the Building, including without limitation the roof, roofing system, exterior walls, bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Building; (ii) assure watertightness of the Premises (including caulking of the flashings) and repairs to the roof, roofing system, curtain walls, windows, and skylights if required to assure watertightness; (iii) the plumbing in the common areas of the Property; (iv) common areas of the Land and Building (excluding areas within the Property reserved for the exclusive use of Tenant, such as parking and loading areas), including their lighting systems; and (v) exterior improvements to the Building, including walkways, shrubbery and landscaping.

               (b)  During the Term, Tenant shall, at its sole expense. (i) do its own redecorating of the interior of the Premises, subject to the provisions set forth in Paragraph 14 of this Lease; (ii) be responsible for normal, routine maintenance and care of the interior of the Premises, such as changing filters and light bulbs, and for pest control; (iii) maintenance and repair and replacement of the plumbing, electrica1, fire and security monitoring and heating, ventilation and air condition ("HVAC") systems and all other Building systems within the Premises; and (iv) make all repairs caused by the negligence or willful misconduct of Tenant, its agents, contractors, representatives, employees, and others for whom Tenant is legally responsible.

               (c)  Tenant waives all rights under, and benefits of, subsection 1 of Section 1932, and Sections 1941 and 1942, of the California Civil Code and under any similar law or ordinance now or hereafter in effect.

9. Operating Expenses.

               (a)  For purposes of Paragraphs 9 and 10, the following definitions shall apply:

                     (i)  "Expense Year" shall mean (I) the Partial year commencing on the Commencement Date and ending on December 31, 2000, (2) each full calendar year during the Term thereafter, and (3) the partia1 year (if any) in which the Term hereof expires.

                     (ii)   "Landlord's Statement" shall mean a statement furnished by Landlord to Tenant containing a computation or information relating to any Additional Rent asserted by Landlord to be due pursuant to the provisions of this Lease, and containing back up data reasonably sufficient for Tenant to verify the computation of Additional Rent.

                     (iii)  "Tenant's Proportionate Share" shall be based on 75,000 rentable square feet in the Premises compared to the total rentable square feet of 585,413 rentable square feet in the Building. If either of these figures shall vary during the Term, Tenant's Proportionate Share shall be appropriately adjusted. In addition, Tenant's Proportionate Share may be adjusted to compensate Landlord for additional Operating Expenses incurred by Landlord due to Tenant's operation of the Premises beyond normal business hours.

                     (iv) "Operating Expenses" shall

                           (1)  include all costs and expenses (including taxes and insurance thereon) paid by or on behalf of Landlord in respect of the operation, cleaning, repair, safety, management, security and maintenance of the Property, and the sidewalks, curbs, plazas and other areas thereon, and in respect of the services provided to tenants, which are reasonable, allocable and directly attributable to the operation of the Property, including, without limitation, (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefits or similar expenses relating to, employees of Landlord (provided not higher than Property manager) engaged full-time (or part-time but only with respect to the time worked at the Property) in the operation, cleaning, repair, safety, management, security or maintenance of the Property; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any law or regulation, union contract or otherwise in respect of said employees; (iii) the cost of electricity, gas, steam, water, air conditioning and other fuel and utilities not the obligation of any particular tenant; (iv) the cost of casualty, rent, liability, fidelity, plate glass and any other similar insurance, but only to the extent a prudent landlord of a comparable building would carry the type and amounts of such insurance; (v) the cost of repairs, maintenance and painting; (vi) me cost or rental of all building and cleaning supplies, tools, materials and equipment; (vii) the cost of supplies; (viii) window cleaning, guard, watchman or other security personnel, service or system; (ix) management fees not in excess of then prevailing market rates for management fees payable for similar properties in Rocklin, California and adjacent cities; (x) charges of independent contractors perfom1ing work included within this definition of Operating Expenses; (xi) telephone and stationery; (xii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Property; (xiii) association fees and dues; (xiv) decorations; (xv) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Property provided the original cost of such equipment did not constitute an Operating Expense; (xvi) exterior and interior landscaping and (xvii) Taxes; and

                           (2)  exclude (i) the amount of any insurance actually received by Landlord for any insured casualty with respect to me Property; (ii) the amount of any uninsured loss with respect to the Property; (iii) costs attributable to violation of laws by Landlord; (iv) principal or interest on any debt of Landlord, or ground lease payments; (v) wages for personnel to the extent allocable to other properties of Landlord; (vi) all expenses for which Landlord is reimbursed (either by an insurer, condemnor or other: person or entity), bur only to the extent of such reimbursement and any and all expenses for which Landlord is reimbursed by another tenant of the Building pursuant to such tenant's lease; (vii) depreciation of the Building; (viii) sa1aries of personnel above the grade of senior property manager, senior controller, senior accountant and senior engineer; (ix) costs in connection with services or benefits of a type which are not provided to Tenant, but which are provided to another tenant or occupant of the Building; (x) mark-ups on electricity and condenser cooling water for heat pumps in excess of Landlord's cost therefor; (xi) cost to defend lawsuits brought by Landlord to enforce leases with other- tenants; and (xii) costs of negotiation of leases, tenant improvements, marketing expenses, finder's fees and real estate broker commissions.

                     (v) "Taxes" shall

                           (1)   include (i) all real estate taxes, assessments special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature ("Impositions"), which may be levied, assessed or imposed on or in respect of all or any part of the Property, whether or not the same constitute one or more tax lots; and (ii) any reasonable and appropriate expenses incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any pan of the Property; and

                           (2)  not include any of the following: Impositions upon improvements or alterations made by the Landlord or other tenants outside of the Premises, or upon additions to the Property or Building; or penalties; or interest paid by the Landlord on account of taxes.

           If at any time during the Term the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the Impositions now levied, assessed or imposed on all or any part of the Property, there shall be levied, assessed or imposed (i) an Imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (ii) an Imposition measured by or based in whole or in part upon all or any part of the Property and imposed on Landlord, then all Impositions shall be deemed to be Taxes.

10. Payment of Operating Expenses .

             (a)  Landlord shall advise Tenant in writing of Tenant's estimated Proportionate Share of the total Operating Expenses for the upcoming Expense Year, along with the estimated monthly amount based on the number of months in such Expense Year. Tenant shall pay such estimated monthly amount on the first day of each month during such Expense Year concurrently with the monthly Fixed Rent payment.

             (b)  Within ninety (90) days after me close of each Expense Year, Landlord shall deliver to Tenant an itemized statement ("Landlord's Statement") showing in reasonable detail the (i) accrual Operating Expenses for such Expense Year broken down by component expenses; (ii) Tenant's Proportionate Share of such Operating Expenses; (iii) the amount paid by Tenant during the Expense Year towards the Operating Expenses; and (iv) the amount Tenant owes to Landlord, or the amount of the refund Landlord owes to Tenant. Any amount due from Landlord to Tenant under Paragraph l0(b)(iv) shall be credited against the next due payment of Additional Rent, or, if at the end of the Term, paid directly to Tenant. Any such amount due from Tenant to Landlord shall be paid by Tenant to Landlord within ten (10) days after receipt of Landlord's Statement.

             (c)  The obligations of Landlord and Tenant with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term.

             (d)  Landlord agrees to maintain complete records of all costs reimbursable by Tenant under the terms of this Lease. All such records shall be maintained in accordance with generally accepted accounting practices and shall be retained for a period of one (1) year following the date on which such costs were charged to Tenant. Tenant shall have the right, through itself or its representatives, to examine, copy and audit such records at all reasonable times at Landlord's office during business hours. Each Landlord's Statement shall be conclusive and binding upon Tenant un1ess, within one (1) year after the date of such Landlord's Statement. Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement. Pending the determination of such dispute by agreement or otherwise, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to the position of Tenant.

11. Insurance .

               (a)  Tenant shall maintain, at its expense, during the Term, comprehensive general liability insurance for the Premises in a combined coverage for bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000). Tenant shall name Landlord, Townsend Capital, LLC and any mortgagee of which Landlord has advised Tenant, as additional insureds under such policy. Tenant shall also keep all of Tenant's fixtures, furniture, furnishings, equipment and stock insured against all loss or damage by fire or other casualty, with standard "all-risk coverage", in an amount not less than one hundred percent (100%) of the full insurable replacement thereof, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insured under the applicable policies.

               (b)  Landlord shall maintain, as included in the Operating Expenses, during the Term, with solvent and responsible companies, fire insurance, with standard "all risk" coverage for the Property. Such coverage shall equal one hundred percent (100%) of the replacement cost of the Building and any parking facility, exclusive of excavation, footings and foundations. Landlord shall maintain, at its expense, during the Term, with solvent and responsible companies, comprehensive general liability insurance covering injuries occurring on the Property, which shall provide for a combined coverage for bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000).

                (c)  Landlord shall not be liable for any damage or loss to fixtures, equipment, merchandise or other personal property of Tenant located anywhere in or on the Premises caused by fire. Water, explosion, sewer backup or any other insurable hazards, even if caused by tile negligence of Landlord, its agents, representatives or contractors, and Tenant does hereby expressly release Landlord of and from any and all liability for such damages or loss. Landlord shall not be liable for any damage or 1oss resulting from business interruption at the Premises arising our of or incidental to the occurrence of any of the perils which can be covered by a business interruption policy and Tenant does hereby expressly release Landlord of and from any liability for such damage or loss. To the extent that any of the risks or perils described in this Paragraph are in fact covered by insurance, each party shall cause its insurance carriers to waive all rights of subrogation against the other party.

12. Indemnity .

                (a)  Tenant does hereby agree to defend, indemnify and hold Landlord harmless from and against any and all liability for any injury to or death of any person or persons or any dam age to property in any way arising out of or in connection with the condition (except for conditions proven to be existing on the date hereof), use or occupancy of the Premises, or in any way arising out of any activities in or about the Premises, the Building or other portions of the property, of Tenant, its assignee, or subtenants or of the respective agents, employees, licensees, contractors or invitees of Tenant or its assignees or subtenants, and from all costs, expenses and liabilities (including, but not limited to, court costs and reasonable attorneys' fees) incurred by Landlord in connection therewith, excepting however, liability caused by or resulting from the negligence or willful misconduct of Landlord or its agents, employees, licensees or contractors.

               (b)  Tenant covenants and agrees that Landlord shall not be liable to Tenant for any injury to or death of any person or persons or for damage to any property of Tenant, or any person claiming through Tenant, arising out of any accident or occurrence in or about the Premises or other portions of the Building or the Property including, but not limited to, injury, death or damage caused by tile Premises or other portions of the Building becoming out of repair or caused by any defect in or failure of equipment, pipes or wiring, or caused by broken glass, or caused by the backing up of drains, or caused by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, or caused by fire or smoke or caused by the acts or omissions of other tenants and occupants of the Building.

               (c)   Tenant agrees to report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone promptly in such instance.

               (d)   Landlord does hereby agree to defend, indemnify and hold Tenant harm1ess from and against any and all liability for any injury to or death of any person or persons to the extent arising out of or in connection with the condition, use or occupancy of the common areas of the Property, or to the extent arising out of the activities in or about the common areas of the Property, of Landlord, its agents, employees, contractors or invitees, and from all cost, expenses and liabilities including, but not limited to, court costs and reasonable attorneys' fees), incurred by Tenant in connection therewith, excepting, however, liability caused by or resulting from the negligence or willful misconduct of Tenant, its agents, employees, licensees, contractors or invitees.

13. Services and Utilities .

               (a)  Landlord shall provide all utility services for the Building up to the point of distribution to the Premises.

               (b)  Tenant shall obtain all utility services for the Premises, including, without limitation, electricity, water, gas, telephone and other utilities and communications services, pest control, security monitoring, janitorial and garbage collection in its own name effective as of the Commencement Date and shall pay all costs for the use of such services directly to the applicable utility, including any fine, penalty, interest or cost which may be added hereto for non-payment thereof. Notwithstanding the foregoing, if during the Term any utilities are separately metered in the Premises, Tenant shall reimburse Landlord on a monthly basis for such utilities promptly after receipt by Tenant of an invoice therefor from Landlord, which reimbursement shall constitute Additional Rent hereunder. In the event any utility serving the Premises during the Term is not separately submetered. Tenant shall reimburse Landlord on a monthly basis as Additional Rent for Tenant's proportionate share of the cost of such utility service, which proportionate share shall be calculated as a fraction, the numerator of which shall be the number of rentable square feet leased in the Building by Tenant, at the time of such calculation and the denominator of which shall equal the total number of rent1ble square feet in the Building leased to tenants (including Tenant) which share utility meters at the time of such calculation. In the event Landlord leases space to other tenants which share Tenant's electricity meter, which other tenants have dissimilar uses to Tenant's Permitted Use, Landlord shall adjust Tenant's proportionate share accordingly to reflect actual usage to the extent possible in Landlord's reasonable judgment.

               (c)  In the event of any failure or interruption in any service or utility whether caused by breakage, accident, strikes, repairs, failure of fuel supply, or for any other cause or causes, Tenant shall not be entitled to abate Fixed Rent payable hereunder except if, and only if, (i) any such failure or interruption in service was caused solely by the negligence or willful misconduct of Landlord, (ii) such failure continues for seven (7) business days after Landlord's receipt of written notice thereof from Tenant, and (iii) such failure materially interferes with Tenant's occupancy. Any abatement available to Tenant pursuant to this Paragraph shall be limited to the portion of the Premises affected. However, in no event shall Landlord be liable to Tenant for any indirect or consequential damages. Notwithstanding the foregoing, Landlord shall use reasonable efforts to restore interrupted service.

14. Alterations .

               (a)  Tenant may, at its own expense, make such decorative and/or cosmetic changes or alterations to the Premises as will, in the reasonable judgment of Tenant, better adapt the same for its needs, provided that Tenant must obtain Landlord's prior written consent, which shall not be unreasonably witbhe1d, for any other kinds of alterations, changes, additions or improvements, including, without limitation, any structural alterations or changes which would affect any utilities or Building systems.

               (b)  Tenant agrees that all its alterations (including, without limitation, the initial tenant improvements) shall comply with all laws, will be constructed in a good and workmanlike manner, and that Tenant will carry all insurance required by this Lease covering the alterations, and Tenant shall indemnify Landlord against liability for any and all mechanics' and other liens flied in connection with Tenant's alterations.

               (c)  Except for items constituting Tenant's personal property and trade fixtures, all alterations shall be and remain a part of the Premises, shall be deemed the property of Landlord as of the date such alterations are completed, attached to or built into the Premises and Tenant shall not remove any alterations unless directed to do so by Landlord, in which event Tenant shall pay for and repair any damage to the Premises caused by such removal.

15. Assignment and Sublease .

               (a)  Tenant shall not sublet any part of the Premises, nor assign, pledge or encumber this Lease or any interest herein, without the prior written consent of Landlord, which consent may not be unreasonably withheld by Landlord. Landlord shall be entitled to deny consent to an assignment or sublease if, by way of illustration but not limitation, the rate of compensation, including, but not limited to, all rent, requested by Tenant for the portion of the Premises to be subleased or for the assignment of the Lease would impact upon or impair Landlord's ability to rent space in the Building at the then market rate as offered by Landlord or if the financial statements of the proposed assignee or sublessee are unsatisfactory. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. In the event a sublease or assignment is consented to by Landlord any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder, but rather Tenant and its transferee shall be jointly and severally liable therefor. In the event Landlord gives its consent to any such assignment or sublease, fifty percent (50%) of any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. In the event a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal and accounting services required to accomplish such assignment or subletting, as the case may be. Any transfer, assignment or sublease of all or any portion of the Premises or Tenant's interest under this Lease made without Landlord's consent shall be void and of no force or effect. Landlord's consent to any sublease or assignment hereunder shall not waive Landlord's rights as to any subsequent sublease or assignment.

               (b)  Landlord may, within thirty (30) days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date such proposed transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the Cancellation date relating to the portion of the Premises covered by such proposed transfer. Thereafter. Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

               (c)  The sale or transfer of Tenant's voting stock (if a corporation) or partnership interest (if a partnership) resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord.

               (d)  Any assignment or sublease by Tenant to a Tenant Affiliate (as such term is defined below) shall be made on prior notice to Landlord but shall not require the consent of Landlord. Any such sublease or assignment shall otherwise be subject to all of the terms and conditions of this Section 11. For purposes of this Lease, the term "Tenant Affiliate" shall mean any trust, corporation, partnership, limited liability company or other entity in which Tenant owns not less than 51% of the ownership interests and of which Tenant controls.

               (e)  In the event of any assignment of this Lease or sublease of all or part of the Premises, Tenant shall not be released from any of its obligations under this Lease.

16. Casualty and Condemnation.

               (a)  (i) If the Premises become untenantable in whole or in part by reason of damage or destruction by fire or other casualty covered by the fire insurance policies required to be carried by Landlord pursuant to the provisions of this Lease, Tenant shall immediately give written notice thereof to Landlord and, unless this lease be terminated as hereinafter provided, Landlord shall, at its own expense, repair or rebuild the Premises with reasonable dispatch so as to restore the Premises to substantially the same condition as existed on the date of such casualty (with the exception of the Tenant improvements and the furniture, fixtures and furnishings and other personal property of Tenant, which shall be solely Tenant's responsibility), subject, however, to rights of mortgagees, zoning laws and building codes then in existence; provided, however , that Landlord shall not be required to expend in such repair or rebuilding any amount in excess of the net insurance proceeds received by Landlord with respect to such damage. "Net insurance proceeds" shall mean the "amount of the insurance proceeds less all costs and expenses, including adjusters and reasonable attorneys' fees, of obtaining the same.

                     (ii)   If the Premises or the Building shall be damaged or destroyed to the extent of ten percent (10%) or more of its insurable value by any cause, or if the Premises or Building are damaged or destroyed by a risk not covered by Landlord's insurance, or if any such damage or destruction (regardless of amount) occurs during the last two (2) years of the Term. Landlord may elect by written notice to Tenant within thirty (30) days after the damage or destruction has occurred to terminate this Lease.

                     (iii)      In the event any casualty damage renders more than fifty percent (50%) of the Premises unusable, and the restoration of the Premises will take, in the reasonable estimation of Landlord's architect, longer than one hundred twenty (120) days, then Tenant shall have the right to terminate this Lease effective as of the date of the casualty by written notice to Landlord no later than the earlier to occur of (A) thirty (30) days after notice from Landlord that the restoration will take longer than one hundred twenty (120) days, and (B) two hundred seventy (270) days after the date of the casua1ty. In addition, if any such damage or destruction (regardless of amount) occurs during the last six (6) months of the Term, Tenant may elect by written notice to Landlord within thirty (30) days after the damage or destruction has occurred to terminate this Lease.

                     (iv)   If this Lease is not terminated as set forth above, the Fixed Rent and Tenant's Proportionate Share shall be reduced proportionately based on the area of the Premises damaged until Landlord's restoration is complete.

               (b)  If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise), this Lease will terminate on a date (the "Termination Date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than twenty-five percent (25%) of the Premises is taken, either Landlord or Tenant may terminate this Lease by notice to the other within thirty (30) days of the taking. If less than twenty-five percent (25%) of the Premises is so taken, or if neither Landlord nor Tenant cancels this Lease according to the preceding sentence), the Fixed Rent and Additional Rent will be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking and any prepaid Rent for the period of such taking shall be appropriately apportioned between Landlord and Tenant. In the event of any taking), the entire award will be paid to Landlord, and Tenant will have no right or claim to any part of such award; provided, however, Tenant will have the right to assert a claim against the condemning authority, so long as Landlord's award is not reduced as a consequence of such claim, for Tenant's moving expenses, Tenant's property and interruption to Tenant's business. If this Lease is not terminated pursuant to this Paragraph and if the Landlord's mortgagee makes the net condemnation award available to Landlord for restoration, Landlord, to the extent Landlord reasonably determines that it is reasonably feasible to do so, shall use the net condemnation award made available to Landlord to restore the Premises or parking areas not so taken.

17. Subordination and Non-Disturbance .

               (a)  This Lease is and shall be subject and subordinate to all ground leases, deeds of trust and mortgages (collectively "Mortgages") which may now or hereafter affect the Premises and to all renewals) modifications, consolidations) replacements, and extensions of such Mortgages; provided that at Landlord's election, this Lease shall be superior to any or all Mortgages. This provision is self-executing and no further instrument shall be required to establish such subordination or superiority; provided, Landlord shall obtain and deliver to Tenant from any present or future mortgagee, trustee, fee owner, prime lessor or any person having an interest in the Premises superior to this Lease ("Mortgagee") such Mortgagee's customary form of written subordination, non-disturbance and attornment agreement in recordable form providing, among other things, that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the mortgagee, beneficiary of the deed of trust, purchaser at a foreclosure sale, prime lessor or fee owner or such customary terms and conditions as such Mortgagee may reasonably require, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder.

               (b)  After receiving notice and a notice address from Mortgagee, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Mortgagee. Any such Mortgagee shall have thirty (30) days for the cure of any such default and if such default cannot reasonably be cured within such thirty (30) days, then Mortgagee shall have thirty (30) days from within which to commence a cure and provided such Mortgagee is proceeding diligently, such longer period as may be reasonably necessary to complete such cure. The curing of any of Landlord's defaults by such Mortgagee shall be treated as performance by Landlord.

               (c)  With respect to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to any Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically elect, or unless such Mortgagee shall foreclose the Mortgage and take possession of the Premises, Tenant, upon receipt of written notice from a Mortgagee that such Mortgagee is entitled to collect Rent hereunder may in good faith remit such Rent to Mortgagee without incurring liability to Landlord for the non-payment of such Rent.

               (d)  If the Mortgagee, or any party deriving its interest therefrom shall succeed to the rights of Landlord in the Premises or under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then Tenant shall attorn to and recognize such party succeeding to Landlord's rights (the party so succeeding to Landlord's rights herein sometimes called the "Successor Landlord") as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to confirm such attornment. This Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant, and all of the terms, conditions and covenants set forth in this Lease shall be applicable after such attornment, except that the Successor Landlord shall not:

                (i)  be liable for any previous act or omission of Landlord under this Lease;

                (ii) be subject to any offset that shall have theretofore accrued to Tenant against Landlord; or

                (iii) be bound by:

(A)  any previous modification of this Lease, not expressly provided for in this Lease unless consented to by such Successor Landlord; or

(B)  any previous prepayment of more than one (I) month's Rent or any Additional Rent then due, unless such prepayment shall have been expressly approved in writing by the Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

The provisions for attornment set forth in this Paragraph 17(d) shall be self-operative and shall not require the execution of any further instrument. However, any Mortgagee and/or any other party to whom Tenant agrees to attorn as aforesaid reasonably requests a further instrument confirming such attormnent, Tenant agrees to execute and deliver the same within twenty (20) days after a request is made to do so in accordance with the provisions of this Lease.

18. Landlord's Right of Entry . Landlord has the right to enter the Premises at any reasonable time upon twenty-four (24) hours prior written notice to Tenant, or without notice in case of emergency, for the purpose of performing maintenance, repairs, and replacements to the Premises as are permitted under this Lease. During business hours and upon reasonable notice to Tenant, Landlord may, during the Term, show the Premises to prospective purchasers and mortgagees, and, during the nine (9) months prior to expiration of this Lease, to prospective tenants. Landlord shall use reasonable efforts not to unreasonably interfere with or disrupt the normal operation of Tenant's business. Landlord shall repair any damage to the Premises to the extent caused by Landlord while in the Premises.

19. Common Areas and Access. Tenant shall have full and unimpaired access to the Building and the Premises at all times, and if access to a public road is via private roads or streets, Tenant shall have the right to use such roads and streets for ingress and egress to the Building and the Premises. Tenant shall have the right to use the stairways, halls, entrances, rest rooms, and other facilities in and about the Property in common with the Landlord's other tenants.

20. Tenant's Defaults.

               (a)  The occurrence of any of the following shall constitute an event of default:

                      (i)  Any installment of Fixed Rent or any other sums required to be paid by Tenant hereunder, or any part thereof shall at any time be in arrears and unpaid for ten (10) days after the date due, or

                      (ii) There is any default or breach on the part of Tenant in the observance or performance of any of the other covenants, agreements, or conditions of this Lease on the part of Tenant to be kept and performed and said default or breach shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (unless such default cannot reasonably be cured within thirty (30) days and in such case, Tenant shall have commenced to cure said default within said thirty {30) days and thereafter continue diligently to pursue to completion the curing of same, but in no event to exceed sixty (60) days after notice from Landlord to Tenant), or

                      (iii) Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation, or make an assignment for the benefit of creditors, or

                      (iv) Any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within ten (10) days after such appointment, or

                      (v) Tenant shall attempt to assign this Lease or sublet any portion of the Premises without the consent of Landlord except as permitted by Paragraph 15 hereof, or

                      (vi) Tenant shall fail to deliver within twenty (20) days after a request therefor any document described in Paragraphs 11 or 17 hereof.

               (b)  If and whenever any event of default as defined above or elsewhere in this Lease shall occur and is continuing, Landlord shall have the right at its election then or at any time thereafter to pursue any one or more of the following remedies in addition to all other rights or remedies provided herein or at law or in equity:

                      (i)  In the event that Landlord elects, upon occurrence of an event of default, to declare a breach of this Lease, then Landlord shall have the right to give Tenant seven (7) days' notice of its intention to terminate this Lease and Tenant's right to possession of the Premises and, at the expiration of said seven (7) day period, the Term shall expire as fully and completely as if that day were the day specified in this Lease for the expiration of the Term and Tenant shall vacate and deliver possession of the Premises to Landlord, but Tenant shall remain liable as hereafter provided. If Tenant fails to so vacate and deliver the Premises, Landlord shall have the right, subject to applicable law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, and remove their effects and regain possession of the Premises (but Landlord shall not be obligated to effect such removal).

                      (ii)  In the event of termination of this Lease or termination of right to possession (as a result of Tenant's breach of this Lease). Landlord shall have:

                            (1)  The right to remove any and all persons and property from the Premises, in accordance with applicable law, but Landlord shall not be obligated to effect such removal. Said property may, at Landlord's option, be stored or otherwise dealt with as provided within this Lease or as applicable law may then provide or permit, including but not limited to the right of Landlord to sell or otherwise dispose of the same or to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant;

                            (2)  The rights and remedies provided by California Civil Code Section 1951.2 to recover from Tenant upon termination of the Lease:

               (a)  the worth at the time of award of the unpaid Fixed Rent and Additional Rent or other charges which had been earned at the time of termination;

               (b)   the worth at the time of award of the amount by which the unpaid Fixed Rent and Additional Rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

               (c)  subject to Subdivision (c) of California Civil Code Section 1951.2, the worth at the time of award of the amount by which the unpaid Fixed Rent, Additional Rent and other charges for the balance of the Term after the time of award exceeds the amount of Rent loss that Tenant proves could be reasonably avoided; and

               (d)  any other amount necessary to compensate Landlord for all the detriment proximate1y caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth " at the time of award of the amounts referred to in clause (b)(ii)(2)(a) and (b) of this Paragraph sha1l be computed by allowing interest at a rate equal to the Prime Rate of interest announced from time to time by the Wall Street Journal plus two percent (2%). That worth at the time of the award of the amount referred to in clause (b)(ii)(2)(c) of this Paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (I %).

                            (3)  The right to enforce, to the extent permitted by the laws of the State of California then in force and effect, any other rights or remedies set forth in this Lease: or otherwise applicable hereto by operation of law or contract.

                      (iii) In the event of any breach of this Lease by Tenant (and regardless of whether or not Tenant has abandoned the Premises), this Lease shall not terminate unless Landlord, at Landlord's option, elects at any time after occurrence of any event of default to terminate Tenant's right to possession as provided in clause (b)(1) of this Paragraph or, at Landlord's further option, by the giving of any notice (including but not limited to any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful detainer) which terminates Tenant's right to possession. As long as this Lease continues in effect, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due hereunder. For the purpose of this Paragraph, the following shall not constitute termination of Tenant's right to possession: (1) acts of maintenance or preservation or efforts to relet the Premises, or (2) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease.

                      (iv) In the event of a breach or threatened breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall additionally have the right of injunction and Tenant agrees to pay the premium for any bond required in connection with such injunction. Provision in this Lease of any particular remedy sha11 not preclude Landlord from any other remedy, at law or in equity. All rights and remedies of Landlord herein enumerated shall be cumulative, and the exercise by Landlord of any right or remedy provided for herein or allowed by law or equity shall not be to the exclusion of any other right or remedy.

21. Reserved.

22. Holding Over . Should Tenant remain in possession of the Premises after the expiration of this Lease, such holding over shall not be deemed to create any tenancy at will, but Tenant shall be a Tenant at sufferance only under all the terms and conditions of this Lease, except that the Fixed Rent shall be 150% of the Fixed Rent in existence upon the expiration of this Lease or any extension term.

23. Quiet Enjoyment . Landlord covenants and warrants that (a) it has lawful title to the Property and (b) that if and for so long as Tenant pays the Rent and performs the covenants and conditions hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term without interference from Landlord or any person claiming through Landlord.

24. Representation of Authority . Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person. The signatories on behalf of Landlord and Tenant represent and Warrant that each has full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease, but no personal liability therefore.

25. Landlord's Claims . All obligations of Tenant which by their nature involve performance, in any particular, after the end of the Term of this Lease or which cannot be ascertained to have been fully performed until after the end of the Term of the Lease, shall survive the expiration or sooner termination of the Term of this Lease.

26. Brokers . Landlord and Tenant represent that each has dealt directly with and only with C.B. Richard Ellis, Inc. (the "Broker"), in connection with this Lease. Landlord shall pay the commission due to the Broker, pursuant to a separate agreement. Tenant represents and warrants to Landlord that Tenant has dealt with no other broker and agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Tenant's breach of this representation.

27. Attornevs' Fees . In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys' fees of the prevailing party.

28. Reserved.

29. Notices . Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail return receipt requested, or overnight delivery service, to the following:
If to Tenant: Ace Hardware Corporation 2200 Kensington Court Oak Brook, IL 60523-2134 Attention: Corporate Property Manager	If to Landlord: Townsend Rocklin, LLC c/o Townsend Capital, LLC 210 West Pennsylvania Avenue Suite 700 Towson, MD 21204 Attention: General Counsel

Notice shall be deemed to have been given on the date received or refused.

30. Reserved.

31. Surrender of Premises . At the expiration of the Term of this Lease, whether by forfeiture or expiration of time, Tenant shall surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord except for reasonable wear and tear and damage by fire or other casualty insured, or required to be insured, by Landlord hereunder. Tenant shall not be required to remove its leasehold improvements except as otherwise provided herein. Tenant waives the provisions of subsection 2 of Section 1932 and subsection 4 of Section 1933 of the California Civil Code. Tenant may, at its sole cost and expense, videotape the Premises prior to its occupancy to establish the baseline condition of the Premises. Tenant shall give Landlord reasonable advanced notice of its intention to videotape the Premises and Landlord may attend such videotaping if it so elects. Landlord agrees that Tenant shall have no responsibility or liability with respect to any deficiencies in the Premises to the extent they are evidenced on the videotape; provided, however, Tenant shall be responsible for any deficiencies which Landlord repaired or replaced during the Term subsequent to the videotaping.

32. Limitation of Landlord's Liability . The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owners at the time in question of the fee simple title to the Building and Premises, and in the event of transfer of said fee simple estate, then the party conveying said fee simple estate shall be automatically relieved after the date of such transfer, of all personal liability as respects the performance of any obligations on the part of Landlord contained in this Lease. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Building and any judgments rendered against Landlord shall be satisfied solely from its equity in the Building. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and any judgment rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any mortgagee.

33. Bankruptcy . Neither this Lease, nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in Bankruptcy, or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law.

34. Entire Agreement . This Lease constitutes the entire agreement between the parties, there being no other terms, oral or written, except as herein expressed. No modification of this Lease shall be binding on the parties unless it is in writing and signed by both parties hereto.

35. Severability and Interpretation .

               (a)  If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

               (b)  Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the role of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

36. Force Majeure . Landlord and Tenant shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease (specifically excluding Tenant's obligation to pay Rent or any other amounts under this Lease or to a third party) when prevented from so doing by causes beyond the non-performing party's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, litigation, inability to obtain any material or services, or acts of God. Notwithstanding the foregoing, in no event shall the provisions of this Paragraph extend the notice and cure periods provided under Paragraph 20(a).

37. Original Instrument. Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

38. California Law . This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of California.

39. No Recordation of Lease . Without the prior written consent of Landlord, neither this Lease, nor any memorandum thereof shall be recorded or placed on public record.

40. Lease Binding upon Delivery: No Option . Submission of this Lease for examination and negotiation does not constitute an option to lease or reservation of space for the Premises. This Lease shall be effective only when executed by both parties and received by Landlord. If this Lease has been submitted to Tenant in form already signed by Landlord, it evidences only Landlord's offer to enter into this Lease on the exact terms provided as delivered, which offer may be revoked at any time and which may additionally expire at any certain time established by Landlord in writing.

41. Jurisdiction: Service: Waivers . Tenant hereby consents to the jurisdiction of the courts of the State of California or of the United States District Courts of California. Tenant hereby waives the requirement of service pursuant to the applicable rules of such courts, and consents to accept service by certified mail, return receipt requested, to the address set forth in Paragraph 29 above.

LANDLORD AND TENANT EACH HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OR INJURY OR DAMAGE, TENANT HEREBY WAIVES ANY RIGHT TO FILE A NON-MANDATORY COUNTERCLAIM AGAINST LANDLORD IN ANY SUMMARY DISPOSSESS OR SIMILAR PROCEEDING.

42. Relocation . Landlord may relocate Tenant and/or reconfigure Tenant's Premises within the Building. If Landlord so relocates/reconfigures Tenant, Landlord shall reimburse Tenant for the reasonable: costs of Tenant's move, including the reasonable cost of relocating Tenant's computer and telephone lines. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of the Lease shall remain in full force and shall apply to such relocation space.

43. Survival . Except as otherwise set forth herein, any obligations of Tenant and Landlord, as set forth herein (including, without limitation, Tenant's rental and other monetary obligations, repair obligations, and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease.

44. Time of the Essence . All time for payments and performance herein and all notice and cure periods are of the essence of the agreement between the parties hereto.

45. Signage . Tenant may place one (1) sign on or about the entrance to the Premises identifying its tenancy at the Building, Tenant's sign shall be placed and maintained in accordance with all guidelines/ordinances of Placer County and with plans approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, and shall include, without limitation, approval of the lettering, size, style, color and exact location of such sign on the Property. Upon expiration of the Term, or early termination thereof, Tenant shall remove any signs placed in accordance herewith and shall repair any resulting damage therefrom such that the "sign" areas shall be in the same condition as existed as of the date hereof.

46. Parking . Tenant shall have the exclusive right for the first sixty (60) days of the Term only to use, at no additional cost, parking spaces for the parking area associated with the Building (the "Parking Area") for trailer parking subject to such terms, conditions and regulations as are from time to time reasonably imposed by Landlord. Upon the expiration of the sixty (60) period set forth herein, Landlord sha1l provide an area on the Property for parking ten (10) trailers, which area Landlord may relocate from time to rime. If Tenant exceeds ten (10) trailers at any time after the initial sixty (60) day period, Tenant shall pay to Landlord a trailer fee, as Additional Rent, in the amount of One Hundred ($100.00) Dollars a month per trailer. By way of example, if Tenant parks eleven (11) trailers during any portion of the third (3rd) full month of the Term, Tenant shall pay Landlord a trailer fee in the amount of One Thousand One Hundred ($1,100.00) Dollars.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                     LANDLORD:

                                     TOWNSEND ROCKLIN, LLC

                                     By: __________________________________
                                     Name: David Townsend
                                     Title: Vice President

                                     TENANT:

                            ACE HARDWARE CORPORATION
                                     By: David F. Myer
                                     Title: Vice President, Retail Support

EXHIBIT B

THE LAND

B-1
EXHIBIT B

(Rocklin)

ALL THAT PORTION OF SECTIONS 3 AND 4, TOWNSHIP 11 NORTH, RANGE 6 EAST, MDB&M, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SECTION CORNER COMMON TO SECTIONS 3 AND 4 9 AND 10, TOWNSHIP 11 NORTH, RANGE 6 EAST, MDB&M; THENCE FROM SAID POINT OF BEGINNING ALONG THE SOUTH LINE OF SAID SECTION 4, SOUTH 89° - 15' 18" WEST 1136.20 FEET TO A PINT LOCATED ON THE ESTERLY RIGHT OF WAY LINE INDUSTRIAL BOULEVARD, FORMERLY STATE HIGHWAY NO. 65; THENCE ALONG SAID EASTERLY RIGHT OF WAY LINE NORTH 00° 05' 13" EAST 2458.95 FEET TO A REINFORCING BAR TAGGED "R.C.E. 9033"; THENCE CURVING TO THE RIGHT ON AN ARC OF 20.00 FEET RADIUS, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 45° 04' 21" EAST 28.28 FEET TO A ONE AND ONE QUARTER INCH IRON PIPE TAGGED "L.S. 31895"; THENCE SOUTH 89° 56' 30" EAST 780.86 FEET TO A SIMILAR IRON PIPE MONUMENT LOCATED ON THE WESTERLY RIGHT OF WAY LINE OF STATE HIGHWAY NO. 65; THENCE ALONG SAID WESTERLY RIGHT OF WAY LINE THE FOLLOWING FIVE (5) COURSES AND DISTANCES: (1) SOUTH 00° 03' 30" WEST 15.00 FEET TO A SIMILAR IRON PIPE MONUMENT, (2) SOUTH 76° 26' 45" WEST 290.13 FEET TO A SIMILAR IRON PIPE MONUMENT, (3) CURVIN TO THE RIGHT ON AN ARC OF 925.00 FEET RADIUS, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 38° 32' 12" EAST 1136.66 FEET TO A SIMILAR IRON PIPE MONUMENT, (4) SOUTH 00° 37" 38" EAST 566.13 FEET TO A SIMILAR IRON PIPE MONUMENT AND (5) SOUTH 00° 04' 32" WEST 918.18 FEET TO A POINT LOCATED ON THE SOUTH LINE OF SAID SECTION 3; THENCE ALONG SAID SOUTH LINE SOUTH 89° 23' 56" WEST 663.73 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL THAT PORTION LYING WITHIN THE PROPERTY CONVEYED TO PACIFIC TELESIS BY GRANT DEED RECORDED JANUARY 4, 1985 IN BOOK 2655 AT PAGE 198, OFFICIAL RECORDS OF PLACER COUNTY.

ASSESSOR'S PARCEL NUMBER:    017-081-007-000
ASSESSOR'S PARCEL NUMBER:    017-081-008-000
ASSESSOR'S PARCEL NUMBER:    017-061-015-000
ASSESSOR'S PARCEL NUMBER:    017-061-034-000

EXHIBIT C-1

LANDLORD IMPROVEMENTS

-Install eight foot high chain link fence with barb/razor wire cap to serve as demising wall of Premises.
-Ensure the Premises complies with the-Placer County Fire Protection Code, which may include, by limitation the   following:
-installing an exit through a designated and approved fire corridor in the southeast corner of the Premises
-if fence installed, the exit door assembly must be provided
-resolve any fire alarm delay problems between Landlord and Placer County Fire Co.
-ensure access for Placer Fire County Co. to all fire alarms via a Knox Box or dual key system

EXHIBIT C-2

TENANT'S WORK LETTER

          It is the intent of this Exhibit that Tenant shall be permitted access to the Premises to construct the Tenant Improvement in accordance with the terms of this Work Letter and subject to all applicable terms and provisions of the Lease and applicable building codes and Legal Requirements and consistent with sound architectural and construction practices in first class office buildings, provided that no unreasonable interference is caused to the operation of the Building's mechanical, heating, cooling or electrical systems or other building operations or functions.

A. IMPROVEMENTS

          All Tenant Improvement by Tenant in the Premises shall be completed at Tenant's sole cost and expense in accordance with plans ("Tenant's Plans and Specifications") to be prepared by an architect selected by Tenant and approved by Landlord ("Tenant's Architect"), and may be commenced at any time after the Commencement Date.

B. PLANS AND SPECIFICATIONS

           Tenant, at its expense, shall cause Tenant's Architect to prepare Tenant's Plans and Specifications for Landlord's approval, which approval shall not be unreasonably withheld.

C. CONSTRUCTION

           1.   All Tenant Improvements in the Premises shall be constructed by Tenant and in compliance with the following:

                (a)  No such work shall proceed without Landlord's prior written approval of (i) Tenant's Plans and Specifications; (ii) Tenants contractors and subcontractors; (iii) a certificate of worker's compensation insurance in an amount and with a company and on a form acceptable to Landlord; and (iv) a certificate of insurance in form and from an insurer acceptable to Landlord, showing Tenant or Tenant's contractors to have in effect commercial general liability and property damage insurance with limits of not less than $3,000,000 respectively. All such certificates except worker's compensation shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant's contractor at all times during the construction of the Tenant Improvements.

                (b)  All such work shall be done in conformity with Tenant's Plans and Specifications and with applicable codes and regulations of governmental authorities having jurisdiction over the Premises and with valid building permits. Such permits and other authorizations from appropriate governmental agencies, when required, shall be obtained by Tenant's representative at Tenant's sole expense. Any Tenant related work not acceptable to the appropriate govemmenta1 agencies or Landlord, shall be promptly replaced at Tenant's sole expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor. Tenant agrees to save and hold Landlord ham1less as provided in the Lease for said work.

                (c)  Tenant and Tenant's contractors shall abide by all Legal Requirements, including without limitation, all safety and construction laws, ordinances, rules and regulations. All work and deliveries shall be scheduled through Landlord. Entry by Tenant's contractors shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease. All Tenant's materials, work, installations and decorations of any nature brought upon or installed in the Premises shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof unless due to Landlord's negligence or willful misconduct. Tenant shall not employ any contractor who in Landlord's reasonable opinion may prejudice Landlord's negotiations or relationships with Landlord's contractors, subcontractors, or employees, or the negotiations or relationship of those contractors or subcontractors with their employees, or as may disturb harmonious labor relations. Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such Contractors or workmen if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all losses, costs, damages, expenses or liabilities including, but not limited to, attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens.

                (d)  Tenant shall reimburse Landlord for any extra reasonable out of the pocket expenses incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractors, or by reason of delays caused by such work, or by reason of cleanup which fails to comply with Landlord's rules and regulations, or by reason of use of elevators or other Building services outside normal working hours, or by reason of security measures taken by Landlord (after notice to Tenant) to safeguard the Premises prior to the Commencement Date.

                (e)  Tenant's contractor's shall not post any signs on any part of the Building or the Premises.

                (f)  Landlord may make periodic inspections of the Premises during construction and at completion, and shall advise Tenant of any objection to the Tenant Improvements. Tenant shall be responsible for obtaining a permanent certificate of occupancy for the Premises and delivering a copy to Landlord.

           2.   Changes: If Tenant requests any changes after Landlord's approval of Tenant's Plans and Specifications. Tenant shall be responsible for all reasonable costs including but not limited to architectural, engineering and related design expenses resulting from such changes. No such changes shall be made without prior written approval of Landlord which approval shall not be unreasonably withheld or delayed. Landlord shall not be responsible for delay in occupancy by Tenant, including because of changes requested by Tenant.

 D.   RESPONSIBILITY FOR DELAYS

           If there shall occur any delay in the construction of the Premises, including, without limitation, by reason of any failure by Tenant to comply with the applicable rime schedule or by Tenant's requirement of specialty materials or installations or by delays in performance of completion by a party employed by Tenant, or by reason of building code problems arising from Tenant's design, or by reason of changes in the Tenant Improvement Work ordered by Tenant, then notwithstanding the provisions of the Lease or any other provision of this Exhibit, any such delay in completing the Premises shall not in any manner affect the Commencement Date or Tenant's liability for the payment of Rent as set forth in the Lease.

 E.     INCORPORATION IN LEASE

           This Work Letter is and shall be incorporated by reference in the Lease, and all of the terms and provisions of said Lease are and shall be incorporated herein by this reference. Unless specifically defined in this Work Letter, any capitalized terms used herein shall have the meanings given to them in the Lease.

   FIRST AMENDMENT OF AGREEMENT OF LEASE

     THIS FIRST AMENDMENT OF AGREEMENT OF LEASE (hereinafter referred to as "this Amendment") made as the 18th day of September 2000, by and between TOWNSEND ROCKLIN, LLC, a limited liability company organized and existing under the law of Delaware (hereinafter referred to as "the Landlord"), and ACE HARDWARE CORPORATION, a corporation organized and existing under the law of Delaware (hereinafter referred as "the Tenant"),

     WITNESSETH, THAT WHEREAS by an Agreement of Lease dated June 30, 2000, by and between the Landlord and the Tenant (hereinafter referred to as "the Lease"), the Landlord has leased to the Tenant all of that real property consisting of approximately 75,000 rentable square feet in the warehouse building located at 3301 Industrial Avenue, Rocklin, California, which is described therein; and

     WHEREAS the parties hereto desire by this Amendment to amend the provisions of the Lease.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Amendment by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

     Section 1. Amendment of Lease. The provisions of the Lease are hereby amended in the following manner: Notwithstanding anything in the Lease to the contrary, the Commencement Date shall be July 11, 2000 and the Term of the Lease shall end on July 31, 2002, unless earlier terminated or extended in accordance with the Lease.

     Section 2. Effect of this Amendment. Except as is hereinabove set forth, the provisions of the Lease shall hereafter remain in full force and effect, as if this Amendment had not been entered into. Capitalized terms used but not defined herein shall have the meaning given them in the Lease.

     Section 3. Representations. The Landlord and the Tenant hereby represent and warrant to each other that, as of the date hereof, it (a) is the sole legal and beneficial owner of all of the right, title and interest reserved by it (in the case of the Landlord) or granted to it (in the case of the Tenant) by the provisions of the Lease, (b) except with respect to Landlord's lenders, has not sold, transferred or encumbered any or all of such right, title or interest, and (c) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title and interest, without the necessity of obtaining any other person's consent thereto or joinder therein.

     IN WITNESS WHEREOF, each party hereto has executed and ensealed this Amendment or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written

WITNESS:                      TOWNSEND ROCKLIN, LLC

______________________             By: James R. Berens___________________(SEAL)
                                                                       James R. Berens
                                                                       Vice President

R. Sauck_______________             By: D. Myer_________________________(SEAL)
R. Sauck                                                       D. Myer
Corp. Property Mgr.                                  VP - Retail Support
SECOND AMENDMENT OF AGREEMENT OF LEASE

      THIS SECOND AMENDMENT OF AGREEMENT OF LEASE (hereinafter referred to as this "Second Amendment), made as of the 7th day of December, 2001, by and between TOWNSEND ROCKLIN, LLC, a limited liability company organized and existing under the law of Delaware (hereinafter referred to as the '"Landlord"), and ACE HARDWARE CORPORATIQN, a corporation organized and existing under the law of Delaware (hereinafter referred as the "Tenant"),

      WITNESSETH, THAT WHEREAS by an Agreement of Lease dated June 30, 2000, ("Original Lease") by and between the Landlord and the Tenant as amended by a First Amendment of Agreement of Lease dated September 18,2000 (the "First Amendment") (hereinafter the Original Lease and the First Amendment are referred to collectively as the "Lease") the Landlord has leased to the Tenant all of that real property consisting of approximately 75,000 rentable square feet in the warehouse building located at 3301 Industrial Avenue, Rock1n, California, which is described therein; and

      WHEREAS the parties hereto desire by this Second Amendment to further amend the provisions of the Lease.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Second Amendment by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

     Section 1. Amendment of Lease . The provisions of the Lease are hereby amended as follows:

A.   The Term of the Lease (as set forth in Section 2 of the Lease and modified by the First Amendment) shall be extended through 11:59 p.m. (local time) on July 31, 2003, unless earlier terminated or extended in accordance with the Lease.

B.   The Fixed Rent schedule set forth in Section 3 of the Original Lease is hereby deleted in its entirety and replaced by the following:

PERIOD	ANNUAL FIXED RENT	MONTHLY FIXED RENT	PER RSF PER ANNUM
July 11, 2000 - January 10, 2001	N/A	$14,500.00*	$3.48
January 11, 2001 - July 10, 2001	N/A	$21,750.00	$3.48
July 11, 2001 - July 31, 2002	$270,000.00	$22,500.00	$3.60
August 1, 2002 - July 31, 2003	$278,100.00	$23, 175.00	$3.71
*Calculated based on 50,000 rentable square feet.

C.   Provided there is no uncured Event of Default under this Lease at the time of giving the Option Notice (defined below) for each Renewal Term (as hereinafter defined) and at the commencement date of each Renewal Term, Tenant shall have the option to renew this Lease for two (2) additional terms of six months each (each a "Renewal Term") by giving Landlord written notice (the "Option Notice") at least (i) six (6) months prior to the expiration date of the Term in order to exercise the first Renewal Term, and (ii) 90 days prior to the expiration of the first Renewal Term in order to exercise the second Renewal Term. Upon the exercise by Tenant of a Renewal Term option, all references in the Lease to the "Term " shall also include the then-current Renewal Term. If Tenant fails to deliver to Landlord an Option Notice on or before the dates set forth above, time being of the essence hereunder, the option to renew the Lease for the Renewal Term shall terminate and be of no further force or effect and Tenant shall have no further right to extend or renew the Lease. Each Renewal Term shall be on all of the same terms and conditions as set forth in this Lease, except that: (x) the first Renewal Term shall commence on August 1, 2003 and shall expire on January 31, 2004, and (y) the second Renewal Term shall commence on February 1, 2004 and shall expire on July 31, 2004; following the Second Renewal Term, Tenant shall have no further rights to renew the Lease; and the Fixed Rent for each Renewal term shall be in the amounts set forth below, but otherwise due and payable at the time and in the manner set forth in the Lease.

PERIOD	ANNUAL FIXED RENT	MONTHLY FIXED RENT	PER RSF PER ANNUM
First Renewal Term (8/1/03 - 1/31/04)	$292,005.00	$24,333.75	$3.89
Second Renewal Term (2/1/04 - 7/31/04)	$292,005.00	$24,333.75	$3.89

     Section 2. Effect of this Second Amendment . Except as is hereinabove set forth the provisions of the Lease shall hereafter remain in full force and effect, as if this Second Amendment had not been entered into. Capitalized terms used but not defined herein shall have the meaning given them in the Lease.

     Section 3. Representations. The Landlord and the Tenant hereby represent and warrant to each other that, as of the date hereof, it (a) is the sole legal and beneficial owner of all of the right, title and interest reserved by it (in the case of the Landlord) or granted to it (in the case of the Tenant) by the provisions of the Lease) (b) except with respect to Landlord's lenders, has not sold, transferred or encumbered any or all of such right, title or interest and (c) has the full and sufficient right at law and in equity to execute and deliver this Second Amendment as the owner of such right, title and interest, without the necessity of obtaining any other person's consent thereto or joinder therein.

     IN WITNESS WHEREOF, each party hereto has executed and ensealed this Second Amendment or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS:                      TOWNSEND ROCKLIN, LLC

MARIA S. RUBI                                By: DAVID TOWNSEND
Maria S. Rubi                                 Name: David Townsend
                                                           Title: Vice President

RICH SAUCK                                    By: DAVID F. MYER
Rich Sauck                                    Name: David F. Myer
                                                          Title:  Sr. VP - Retail Support & Logistics